S&T Bancorp Inc.

TOP WORK PLACES 2018 Pittsburgh Post-Gazette | Forbes 2018 BEST-IN-STATE BANKS | STBA Nasdaq Listed

Profile:

S&T Bancorp, Inc. is a $7.1 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has expanded to five regional markets including Southwestern PA (Pittsburgh), Central PA (Harrisburg), Northeast OH (Akron), Central OH (Columbus) and Western NY (Rochester). S&T provides a full range of financial services to individuals and businesses in PA and northeast OH and has loan production offices in central OH and western NY.

Investment Thesis:

- Above peer performance
- Demonstrated expense discipline and efficiency
- Organic growth
- Strategic and effective mergers and expansion
- Stable regional markets with long term oil and gas benefit
- Sound asset quality

Recent Mergers and Expansions:

November 16, 2016
S&T Bank loan production office opens on North Shore Pittsburgh in **southwestern PA.**

November 1, 2016
S&T Bank branch relocates to expanded facility in **northeast OH.**

March 23, 2015
S&T Bank loan production office opens to service **western NY.**

March 4, 2015
S&T Bancorp merges with **Integrity Bancshares** in **central PA**, adding 8 offices, $789 million in loans, and $722 million in deposits.

January 21, 2014
S&T Bank loan production office opens to service **central OH.**

Key Statistics:

(Data as of 09.30.18)

Total Assets (in $ millions)	$7,105	Stock Price	$43.36
Common BV/Share	$26.27	Market Cap (in $ billions)	$1.5
Tangible BV/Share (Non-GAAP)	$18.00	Dividend Yield (annualized)	2.31%
		Price/Earnings (LTM)	17.3

S&T Operates in 5 Regional Markets



Western NY
Northeast OH
Southwestern PA
Central PA
Central OH

(Data as of 09.30.18) $ in millions	MSAs	Locations	Deposits[2]	Loans[2]
Southwestern PA[1]	Pittsburgh, Altoona, Johnstown	50	$3,864	$2,863
Central PA	Lancaster, Harrisburg, York	7	665	828
Other PA			118	388
Total PA			**4,647**	**4,079**
Northeast OH	Akron, Cleveland	1	40	348
Central OH	Columbus	1	33	322
Other OH			19	192
Total OH			**92**	**862**
Western NY	Rochester, Buffalo	1	11	385
Other NY			12	145
Total NY			**23**	**530**
Total Other States			**705**	**341**
Total			**$5,467**	**$5,812**

[1] Includes Pittsburgh, Altoona & Johnstown MSAs and Indiana, Clearfield & Jefferson Counties
[2] Based on customer residence

S&T Bancorp Inc.

TOP WORK PLACES 2018 Pittsburgh Post-Gazette

Forbes 2018 BEST-IN-STATE BANKS

STBA Nasdaq Listed

Senior Management:

Todd D. Brice
President and Chief Executive Officer

Mark Kochvar
Senior Executive Vice President, Chief Financial Officer

David G. Antolik
Senior Executive Vice President, Chief Lending Officer

David P. Ruddock
Senior Executive Vice President, Chief Operating Officer

Rebecca A. Stapleton
Senior Executive Vice President, Chief Banking Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.com

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2018.

Boenning & Scattergood
Matthew Schultheis • 610.832.5290
mschultheis@boenninginc.com

DA Davidson
Russell Gunther • 212.223.5403
rgunther@dadco.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Piper Jaffray
Matthew Breese • 617.654.0728
matthew.m.breese@pjc.com

Raymond James
Daniel Cardenas • 312.655.2986
daniel.cardenas@raymondjames.com

Financial Highlights:

	3Q18	2Q18	1Q18	2017	Excludes DTA[3]	2016
Net Income (in $ thousands)	$30,881	$21,436	$26,163	$72,968	*$86,401*	$71,392
Diluted Earnings per Share	$0.88	$0.61	$0.75	$2.09	*$2.47*	$2.05
Dividends Declared per Share	$0.25	$0.25	$0.22	$0.82		$0.77
Total Assets (in $ millions)	$7,105	$7,097	$7,005	$7,060		$6,943
Total Loans (in $ millions)	$5,812	$5,790	$5,734	$5,766		$5,615
Total Deposits (in $ millions)	$5,467	$5,394	$5,387	$5,428		$5,272
Return on Average Assets*	1.75%	1.22%	1.51 %	1.03%	*1.22%*	1.08%
Return on Average Equity*	13.41%	9.52%	11.92 %	8.37%	*9.90%*	8.67%
Return on Tangible Equity *(Non-GAAP)	19.73%	14.14%	17.83 %	12.77%	*15.08%*	13.71%
Net Interest Margin (FTE)*(Non-GAAP)	3.67%	3.64%	3.59 %	3.56%		3.47%
Nonperforming Assets/ Loans + OREO	0.41%	0.42%	0.42 %	0.42%		0.77%
Allowance for Loan Losses/ Total Loans	1.04%	1.05%	1.03 %	0.98%		0.94%
Net Loan Charge-offs / Average Loans *	0.03%	0.55%	(0.01)%	0.18%		0.25%
Risk-based Capital - Total	13.27%	13.04%	12.85 %	12.55%		11.86%
Tangible Common Equity/ Tangible Assets (Non-GAAP)	9.25%	9.07%	9.02 %	8.72%		8.23%

* Annualized for quarterly data

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 09.30.18)

	1 YR	3 YR	5 YR	10 YR
STBA	12.06%	12.70%	15.25%	4.61%
S&P 600 Bank	7.23%	15.60%	14.75%	7.00%
NASDAQ Bank	5.30%	15.74%	13.97%	7.54%
S&P 500	17.95%	17.32%	13.95%	11.96%

Source: Bloomberg

[3]These are non-GAAP numbers that adjust for the ffects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in 2017.

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-K filed with the Securities and Exchange Commission and any subsequently filed reports containing updates to these risks. Any such forward-looking statement or other information herein speaks only as of the particular dates referenced or the date such information or statement is made, and S&T undertakes no obligation to update any such information.

This document also contains or references, certain non-GAAP financial measures. Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.